Exhibit 99

FOR RELEASE 9:00 PM EDT, April 29, 2011

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                  (304) 530-0552
Email:                           rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FIRST QUARTER RESULTS 2011

MOOREFIELD, WV – April 29, 2011 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. ("Company" or "Summit") (NASDAQ: SMMF) today reported a net loss applicable to common shareholders for the 2011 first quarter of $322,000, or ($0.04) per diluted share, compared to 2010 first quarter net income applicable to common shareholders of $46,000, or $0.01 per diluted share.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “Our job one remains to reduce our portfolio of nonperforming assets, which is the principal factor contributing to our lack of earnings performance. We continue to make progress in this regard, having achieved a 16% reduction in nonperforming assets during the past 12 months. In addition, loan delinquencies have declined since year-end 2010, and we are seeing few additions to the problem loan portfolio. We continue to manage our problem assets through a combination of asset sales, loan workouts and charge-offs. However, progress with the disposition of foreclosed real estate has been more difficult to achieve as the return of our real estate markets to more normal activity levels is progressing more slowly than we had hoped”.

“We believe we are moving in the right direction. We have lowered our loan portfolio’s risk, particularly in regard to construction and development lending which now represents just 11 percent of the portfolio compared to 18 percent two years ago. We have increased our reliance on retail deposits; during Q1 2011, retail deposits increased by $38 million, allowing us to pay down $33 million in higher-priced wholesale funding; more over during the past two years our retail deposits have increased 21 percent, while our use of wholesale funds has decreased 33 percent. Further, our hard work to reduce controllable expenses, to partially offset the higher costs associated with increased levels of problem assets, continues to produce good results as our Q1 2011 total noninterest expense was more than 8% less than in Q1 2010 due to staff reductions, salary freezes, rescission of bonuses and other cost reduction measures.”

Results from Operations

For the first quarter of 2011, net interest income was $10.1 million, a decrease of 1.3 percent from the $10.2 million reported in the prior-year first quarter and a decrease of 3.2 percent from the $10.4 million reported in the linked quarter as the underlying dynamics have shifted significantly. During the first quarter, the net interest margin was negatively impacted as funds from reductions in higher yielding loans due to limited loan demand were reinvested in lower yielding securities and interest bearing deposits in other banks.  The net interest margin for first quarter was 3.11 percent compared to 2.95 percent for the year-ago quarter, and 3.15 percent for the linked quarter.

Total revenue for the 2011 first quarter, consisting of net interest income and noninterest income, was $9.5 million compared to $12.7 million for the 2010 first quarter.  Noninterest income for the 2011 first quarter was a negative $0.6 million compared to income of $2.5 million for the comparable period of 2010. Nonrecurring charges were $3.0 million for first quarter 2011, including a $1.6 million gain on the sale of securities, a $71,000 gain on sale of assets, OTTI charges of $1.2 million on securities, and $3.4 million to write down foreclosed properties to estimated fair value; for first quarter 2010, nonrecurring items totaled a positive $247,000, including OTTI charges of $29,000 on securities, a $12,000 gain on the sale of assets and a $264,000 gain on the sale of securities. Excluding these one-time charges, noninterest income from operations was $2.4 million for first quarter 2011, up $91,000 or 4.0 percent from the $2.3 million reported for first quarter 2010.

Noninterest income consists primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from banking activities. Summit reported first quarter 2011 negative noninterest income of $612,000 ($2.4 million positive excluding nonrecurring items noted above) compared to a positive $2.5 million for the year-ago quarter ($2.3 million excluding nonrecurring items). Excluding nonrecurring items, noninterest income from operations has remained reasonably stable over the past five quarters, averaging $2.4 million per quarter.

The provision for loan losses was $3.0 million for the first quarter of 2011 compared to $3.0 million and $5.4 million for the linked and year-ago quarters, respectively. At first quarter-end 2011, the allowance for loan losses remained unchanged from the 1.70 percent of total loans at year-end 2010.

Mr. Maddy noted that operating expenses continue to be exceedingly well-controlled, despite the increased costs of OREO administration, which increased 87.1 percent, to $434,000 for first quarter 2011, compared to $232,000 for the comparable period of 2010. In fact, operating expenses actually decreased for the quarter to $7.0 million, down $634,000, or 8.3 percent, from the $7.6 million reported for the first quarter of 2010. Cost-saving initiatives remain in place and their impact continues to grow. First quarter 2011 operating expenses were also lower than the linked quarter by $652,000.

Balance Sheet

At March 31, 2011, total assets were $1.48 billion, an increase of $4.4 million, or 0.3 percent since December 31, 2010. Total loans, net of unearned fees and interest, were $979.4 million at March 31, 2011, down $15.9 million, or 1.6 percent, from the $995.3 million reported at year-end 2010, and $133.1 million or 12.0 percent from the year-ago quarter-end.

All loan categories have declined since year-end 2010, except for commercial real estate (“CRE”), the largest component of Summit’s loan portfolio, which increased a modest $1.1 million. The second largest component of Summit’s loan portfolio, residential real estate, declined $6.0 million, or 1.7 percent, while construction and development (“C&D”) loans declined $5.2 million, or 4.6 percent and commercial (“C&I”) loans declined $4.8 million, or 5.0 percent. At 2011 first quarter-end, CRE loans were $424.1 million, or approximately 42.5 percent of total loans, followed by residential real estate loans at $346.4 million, or approximately 34.7 percent of total loans. C&D loans were $107.6 million, accounting for 10.8 percent of total loans, while C&I loans and consumer and other loans represented the remainder of the portfolio at 9.3 and 2.7 percent of total loans, respectively.

During first quarter 2011, retail deposits grew $38.3 million, or 4.7 percent, to $844.9 million, with the majority of growth occurring in savings accounts. The increase in retail deposits provided Summit with an opportunity to further reduce brokered deposits, and relatively higher-cost long-term borrowings by $13.1 million and $20.6 million, respectively, since year-end 2010.

Asset Quality

As of March 31, 2011, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $89.8 million, or 6.06 percent of assets. This compares to $92.2 million, or 6.24 percent of assets, at year-end 2010, and $106.4 million, or 6.92 percent of assets, at March 31, 2010. The $16.6 million year-over-year decline in NPAs masks the significant progress Summit has made in reducing its nonperforming loan portfolio, which declined by $33.0 million during the past twelve months. Nonperforming loans now account for 2.26 percent of total loans, down from 4.90 percent a year ago.

During first quarter 2011, foreclosed real estate decreased by $3.3 million, to $67.0 million, or 4.52 percent of assets and increased $16.4 million, or 32.4 percent from the $50.6 million reported at March 31, 2010. Approximately three-fourths of the total, or $48.9 million, consists of land, development and construction projects.

Loans 30-89 day delinquent decreased $15.6 million this past quarter, after having jumped by nearly this same amount during fourth quarter 2010. Mr. Maddy noted, “We had a $13 million loan relationship past due at year end which was principally secured by a large residence and farm located in one of the most desirable counties in Virginia.  Fortunately, this relationship has restored its status to current.”

Capital Adequacy

 Common shareholders’ equity was $89.3 million as of March 31, 2011 compared to $89.2 million December 31, 2010. Summit's depository institution, Summit Community Bank, continues to be well in excess of regulatory requirements for a "well capitalized" institution at March 31, 2011. The Bank’s total risk-based capital ratio was 12.6 percent, while its Tier 1 leverage capital ratio was 8.3 percent compared to 12.6 percent and 8.5 percent, respectively, at December 31, 2010. Total common shares outstanding as of March 31, 2011 were 7,425,472.

About the Company

Summit Financial Group, Inc., a financial holding company with total assets of $1.48 billion, operates fifteen banking locations through its wholly-owned community bank, Summit Community Bank, headquartered in Moorefield, West Virginia.  Summit also operates Summit Insurance Services, LLC headquartered in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties.  Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, unrealized OREO writedowns, and gains/losses on sales of assets included in its Statements of Income.  Management deems these items to be unusual in nature and believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2011 vs Q1 2010

	For the Quarter Ended		Percent
Dollars in thousands	3/31/2011	3/31/2010	Change
Condensed Statements of Income
Interest income
Loans, including fees	$15,140	$17,040	-11.2%
Securities	3,043	3,594	-15.3%
Other	17	11	54.5%
Total interest income	18,200	20,645	-11.8%
Interest expense
Deposits	4,743	5,498	-13.7%
Borrowings	3,355	4,915	-31.7%
Total interest expense	8,098	10,413	-22.2%
Net interest income	10,102	10,232	-1.3%
Provision for loan losses	3,000	5,350	-43.9%
Net interest income after provision
for loan losses	7,102	4,882	45.5%
Noninterest income
Insurance commissions	1,242	1,209	2.7%
Service fee income	621	707	-12.2%
Realized securities gains (losses)	1,628	264	516.7%
Other-than-temporary impairment of securities	(1,228)	(29)	NM
OREO writedowns	(3,443)	-	NM
Other income	568	365	55.6%
Total noninterest income	(612)	2,516	-124.3%
Noninterest expense
Salaries and employee benefits	3,842	3,723	3.2%
Net occupancy expense	509	521	-2.3%
Equipment expense	580	629	-7.8%
Professional fees	196	274	-28.5%
FDIC premiums	693	825	-16.0%
OREO expense	434	232	87.1%
Other expenses	722	1,406	-48.6%
Total noninterest expense	6,976	7,610	-8.3%
Income (loss) before income taxes	(486)	(212)	129.2%
Income taxes	(238)	(332)	28.3%
Net income (loss)	(248)	120	-306.7%
Preferred stock dividends	74	74	0.0%

Net income (loss) applicable to common shares	$(322)	$46	-800.0%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2011 vs Q1 2010

	For the Quarter Ended		Percent
	3/31/2011	3/31/2010	Change
Per Share Data
Earnings per share from continuing operations
Basic	$(0.04)	$0.01	NM
Diluted	$(0.04)	$0.01	NM

Average shares outstanding
Basic	7,425,472	7,425,472	0.0%
Diluted	7,425,472	7,425,472	0.0%

Performance Ratios
Return on average equity (A)	-1.14%	0.20%	-670.0%
Return on average assets	-0.07%	0.01%	-800.0%
Net interest margin	3.11%	2.95%	5.4%
Efficiency ratio (B)	58.38%	58.64%	-0.4%

NOTE (A) – Net income divided by total shareholders equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Condensed Statements of Income
Interest income
Loans, including fees	$15,140	$16,064	$16,239	$16,614	$17,040
Securities	3,043	3,191	3,308	3,592	3,594
Other	17	11	7	2	11
Total interest income	18,200	19,266	19,554	20,208	20,645
Interest expense
Deposits	4,743	5,000	5,160	5,378	5,498
Borrowings	3,355	3,829	4,846	4,894	4,915
Total interest expense	8,098	8,829	10,006	10,272	10,413
Net interest income	10,102	10,437	9,548	9,936	10,232
Provision for loan losses	3,000	3,000	4,500	8,500	5,350
Net interest income after provision
for loan losses	7,102	7,437	5,048	1,436	4,882
Noninterest income
Insurance commissions	1,242	1,086	1,227	1,223	1,209
Service fee income	621	741	763	828	707
Realized securities gains (losses)	1,628	463	67	1,256	264
Other-than-temporary impairment of securities	(1,228)	(850)	(109)	-	(29)
OREO writedowns	(3,443)	(1,206)	-	(2,194)	-
Other income	568	503	338	568	365
Total noninterest income	(612)	737	2,286	1,681	2,516
Noninterest expense
Salaries and employee benefits	3,842	3,705	3,866	3,839	3,723
Net occupancy expense	509	480	498	509	521
Equipment expense	580	574	620	634	629
Professional fees	196	256	223	262	274
FDIC premiums	693	705	715	625	825
OREO expense	434	430	671	244	232
Other expenses	722	1,478	1,467	1,543	1,406
Total noninterest expense	6,976	7,628	8,060	7,656	7,610
Income (loss) before income taxes	(486)	546	(726)	(4,539)	(212)
Income taxes	(238)	(364)	(598)	(1,661)	(332)
Net income (loss)	(248)	910	(128)	(2,878)	120
Preferred stock dividends	74	74	74	74	74
Net income (loss) applicable to common shares	$(322)	$836	$(202)	$(2,952)	$46

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Per Share Data
Earnings per share
Basic	$(0.04)	$0.11	$(0.03)	$(0.40)	$0.01
Diluted	$(0.04)	$0.11	$(0.03)	$(0.40)	$0.01

Average shares outstanding
Basic	7,425,472	7,425,472	7,425,472	7,425,472	7,425,472
Diluted	7,425,472	7,425,822	7,427,955	7,425,472	7,425,472

Performance Ratios
Return on average equity (A)	-1.14%	4.17%	-0.59%	-13.16%	0.20%
Return on average assets	-0.07%	0.25%	-0.03%	-0.75%	0.01%
Net interest margin	3.11%	3.15%	2.84%	2.90%	2.95%
Efficiency ratio - (B)	58.38%	58.05%	65.00%	59.54%	58.64%

NOTE (A) – Net income divided by total shareholders equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data
	For the Quarter Ended
Dollars in thousands, except per share amounts	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Assets
Cash and due from banks	$4,263	$4,652	$4,598	$4,190	$5,163
Interest bearing deposits other banks	46,448	45,696	40,691	24,810	9,032
Securities	293,240	270,658	267,856	258,971	262,566
Loans, net	979,387	995,319	1,018,169	1,065,118	1,112,526
Property held for sale	66,961	70,235	68,353	69,478	50,562
Intangible assets	8,914	9,002	9,090	9,178	9,265
Other assets	82,982	82,243	87,655	87,861	87,382
Total assets	$1,482,195	$1,477,805	$1,496,412	$1,519,606	$1,536,496

Liabilities and Shareholders' Equity
Retail deposits	$844,914	$806,652	$786,992	$780,809	$776,251
Brokered time deposits	217,205	230,287	243,040	240,329	234,785
Short-term borrowings	1,879	1,582	1,610	2,739	27,456
Long-term borrowings and
subordinated debentures	319,905	340,498	366,037	397,564	397,724
Other liabilities	8,964	9,630	8,499	9,311	9,746
Shareholders' equity	89,328	89,156	90,234	88,854	90,534
Total liabilities and shareholders' equity	$1,482,195	$1,477,805	$1,496,412	$1,519,606	$1,536,496

Book value per common share (A)	$11.03	$11.01	$11.14	$10.97	$11.18
Tangible book value per common share (A)	$9.93	$9.90	$10.02	$9.84	$10.03
Tangible equity / Tangible assets	5.5%	5.5%	5.5%	5.3%	5.3%

NOTE: (A) – Assumes conversion of convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Summit Financial Group, Inc.
Total Risk Based Capital	11.7%	11.8%	11.6%	11.5%	11.4%
Tier 1 Risk Based Capital	9.1%	9.1%	8.8%	8.7%	8.7%
Tier 1 Leverage Ratio	6.6%	6.9%	6.7%	6.5%	6.6%

Summit Community Bank, Inc.
Total Risk Based Capital	12.6%	12.6%	12.2%	12.0%	11.9%
Tier 1 Risk Based Capital	11.3%	11.4%	10.9%	10.8%	10.6%
Tier 1 Leverage Ratio	8.3%	8.5%	8.3%	8.1%	8.1%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Commercial	$92,437	$97,261	$95,939	$117,334	$121,514
Commercial real estate	424,120	423,011	430,003	432,321	456,120
Construction and development	107,607	112,840	122,455	143,907	151,281
Residential real estate	346,361	352,328	360,142	362,649	370,713
Consumer	23,028	23,886	25,006	25,968	26,974
Other	4,330	4,840	5,227	5,540	5,685
Total loans	997,883	1,014,166	1,038,772	1,087,719	1,132,287
Less unearned fees and interest	1,563	1,623	1,734	1,833	1,918
Total loans net of unearned fees and interest	996,320	1,012,543	1,037,038	1,085,886	1,130,369
Less allowance for loan losses	16,933	17,224	18,869	20,768	17,843
Loans, net	$979,387	$995,319	$1,018,169	$1,065,118	$1,112,526

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Non interest bearing checking	$86,735	$74,604	$76,362	$73,519	$71,100
Interest bearing checking	153,283	150,291	152,393	142,771	148,657
Savings	212,502	177,053	182,284	196,224	198,303
Time deposits	392,394	404,704	375,953	368,295	358,191
Total retail deposits	$844,914	$806,652	$786,992	$780,809	$776,251

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010

Gross loan charge-offs	$3,396	$5,135	$6,477	$5,907	$4,606
Gross loan recoveries	(105)	(490)	(78)	(332)	(99)
Net loan charge-offs	$3,291	$4,645	$6,399	$5,575	$4,507

Net loan charge-offs to average loans (annualized)	1.31%	1.76%	2.42%	1.94%	1.57%
Allowance for loan losses	$16,933	$17,224	$18,869	$20,768	$17,843
Allowance for loan losses as a percentage
of period end loans	1.70%	1.70%	1.82%	1.91%	1.58%
Nonperforming assets:
Nonperforming loans
Commercial	$2,186	$1,318	$891	$1,347	$511
Commercial real estate	5,284	2,686	5,386	15,387	33,907
Commercial construction and development	131	-	-	812	9,668
Residential construction and development	8,428	10,048	14,419	18,307	7,018
Residential real estate	6,343	7,517	8,542	6,125	4,220
Consumer	206	142	75	23	209
Total nonperforming loans	22,578	21,711	29,313	42,001	55,533
Foreclosed properties
Commercial	$597	$597	$-	$-	$-
Commercial real estate	13,738	14,745	13,091	15,011	5,086
Commercial construction and development	16,919	17,021	16,691	16,213	4,814
Residential construction and development	32,002	34,377	35,197	34,506	36,447
Residential real estate	3,706	3,495	3,374	3,748	4,215
Total foreclosed properties	66,962	70,235	68,353	69,478	50,562
Other repossessed assets	262	289	314	333	291
Total nonperforming assets	$89,802	$92,235	$97,980	$111,812	$106,386

Nonperforming loans to period end loans	2.26%	2.14%	2.82%	3.86%	4.90%
Nonperforming assets to period end assets	6.06%	6.24%	6.55%	7.36%	6.92%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010

Commercial	$910	$664	$817	$516	$1,209
Commercial real estate	2,515	4,523	1,933	9,246	9,497
Construction and development	1,947	3,156	1,711	819	11,654
Residential real estate	6,561	19,164	7,050	10,846	8,638
Consumer	494	551	691	536	419
Total	$12,427	$28,058	$12,202	$21,963	$31,417

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q1 2011 vs Q1 2010
	Q1 2011			Q1 2010
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,001,347	$15,083	6.11%	$1,145,202	$16,957	6.01%
Tax-exempt	4,940	98	8.05%	6,685	126	7.64%
Securities
Taxable	269,858	2,609	3.92%	252,500	3,138	5.04%
Tax-exempt	37,827	658	7.05%	41,797	689	6.69%
Interest bearing deposits other banks
and Federal funds sold	36,366	17	0.19%	339	11	13.16%
Total interest earning assets	1,350,338	18,465	5.55%	1,446,523	20,921	5.87%

Noninterest earning assets
Cash & due from banks	4,036			15,645
Premises & equipment	22,977			24,146
Other assets	113,000			84,777
Allowance for loan losses	(18,116)			(18,274)
Total assets	$1,472,235			$1,552,817

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$148,263	$100	0.27%	$146,700	$173	0.48%
Savings deposits	197,638	501	1.03%	194,828	691	1.44%
Time deposits	623,318	4,142	2.69%	595,837	4,634	3.15%
Short-term borrowings	1,734	1	0.23%	44,966	57	0.51%
Long-term borrowings and
subordinated debentures	323,226	3,354	4.21%	400,687	4,858	4.92%
Total interest bearing liabilities	1,294,179	8,098	2.54%	1,383,018	10,413	3.05%

Noninterest bearing liabilities
Demand deposits	78,023			70,569
Other liabilities	9,634			7,872
Total liabilities	1,381,836			1,461,459

Shareholders' equity - preferred	3,519			3,519
Shareholders' equity - common	86,880			87,839
Total liabilities and
shareholders' equity	$1,472,235			$1,552,817

NET INTEREST EARNINGS		$10,367			$10,508

NET INTEREST YIELD ON EARNING ASSETS			3.11%			2.95%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended
Dollars in thousands	3/31/2011	3/31/2010

Net income - excluding realized securities gains, other-than-
temporary impairment of securities, gains/losses on sales
of assets, and unrealized OREO writedowns	$1,550	$(110)

Realized securities gains	1,628	264
Applicable income tax effect	(602)	(98)
Other-than-temporary impairment of securities	(1,228)	(29)
Applicable income tax effect	454	11
Gains/(losses) on sales of assets	71	12
Applicable income tax effect	(26)	(4)
Unrealized OREO writedown	(3,443)	-
Applicable income tax effect	1,274	-
	(1,872)	156
GAAP net income	$(322)	$46

Diluted earnings per share - excluding
realized securities gains, other-than-temporary
impairment of securities, gains/losses on sales
of assets, and unrealized OREO writedowns	$0.21	$(0.02)

Realized securities gains	0.22	0.04
Applicable income tax effect	(0.08)	(0.01)
Other-than-temporary impairment of securities	(0.17)	-
Applicable income tax effect	0.06	-
Gains/(losses) on sales of assets	0.01	-
Applicable income tax effect	-	-
Unrealized OREO writedown	(0.46)	-
Applicable income tax effect	0.17	-
	(0.25)	0.03
GAAP diluted earnings per share	$(0.04)	$0.01

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended
Dollars in thousands	3/31/2011	3/31/2010

Total revenue - excluding realized securities gains,
other-than-temporary impairment of securities,
gains/losses on sales of assets, and unrealized
OREO writedown	$12,462	$12,501

Realized securities gains	1,628	264
Other-than-temporary impairment of securities	(1,228)	(29)
Gains/(losses) on sales of assets	71	12
Unrealized OREO writedown	(3,443)	-
	(2,972)	247
GAAP total revenue	$9,490	$12,748

Total noninterest income - excluding realized securities
gains, other-than-temporary impairment of securities,
gains/losses on sales of assets, and unrealized
OREO writedown	$2,360	$2,269

Realized securities gains	1,628	264
Other-than-temporary impairment of securities	(1,228)	(29)
Gains/(losses) on sales of assets	71	12
Unrealized OREO writedown	(3,443)	-
	(2,972)	247
GAAP total noninterest income	$(612)	$2,516